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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-11329 on Form S-4 of Houston Industries Incorporated ("New HII", formerly named Houston Lighting & Power Company) of our reports dated February 21, 1997, appearing in the Annual Reports on Form 10-K of New HII and Old HII (formerly named Houston Industries Incorporated) for the year ended December 31, 1996 and of our report dated June 24, 1997, appearing in the Annual Report on Form 11-K of the Old HII Savings Plan for the year ended December 31, 1996.


DELOITTE & TOUCHE, LLP
Houston, Texas

August 7, 1997